UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/16/2012

EXACT SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-32179

Delaware	02-0478229
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

441 Charmany Drive
Madison, WI 53719
(Address of principal executive offices, including zip code)

(608) 284-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On October 16, 2012, Exact Sciences Corporation (the "Company") released new study data for its colorectal cancer screening test at the International Conference on Frontiers in Cancer Prevention Research, a meeting of the American Association for Cancer Research. The primary purpose of the study was to establish the analytical performance of the test methodology in advance of completion of the Company's pivotal clinical trial for the test (known as the DeeP-C trial). The study demonstrated 98% sensitivity for cancer. It also demonstrated promising results for detecting the pre-cancers most likely to develop into colon cancer, with 83% sensitivity for high grade dysplasia and 57% for pre-cancer = 1 cm. All sensitivities were reported at a specificity of 90%.

The study specimens were collected at 36 study centers either before colonoscopy bowel preparation in screening and surveillance subjects, or at least seven days post-colonoscopy from subjects recruited with colorectal cancer or pre-cancers. A total of 1003 patient samples were analyzed in the study.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: October 16, 2012	By:	/s/ Maneesh Arora
Maneesh Arora
Chief Operating Officer